United States
                       Securities and Exchange Commission
                             Washington, D. C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MARKEL CORPORATION
             (Exact name of registrant as specified in its charter)


       COMMONWEALTH OF VIRGINIA                           I.D.# 54-1959284
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

           4521 Highwoods Parkway, GLEN ALLEN, VIRGINIA           23060
              (Address of Principal Executive Offices)          (Zip Code)

            MARKEL CORPORATION EMPLOYEE STOCK PURCHASE AND BONUS PLAN
                            (Full title of the plan)

                                GREGORY B. NEVERS
                                CORPORATE COUNSEL
               4521 HIGHWOODS PARKWAY, GLEN ALLEN, VIRGINIA 23060
                     (Name and address of agent for service)

                                 (804) 747-0136
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------
                                                                     Proposed
                                              Proposed                maximum
Title of securities   Amount to be       maximum offering       aggregate offering             Amount of
to be registered       registered        price per share(1)            price               registration fee
----------------       ----------        ------------------            -----               ----------------
Common Stock,            100,000              139.96875             13,996,875                 $3,695.18
no par value
------------------------------------------------------------------------------------------------------------
(1) Estimated based on the average high and low sales price on May 22, 2000.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     The Company and the Markel Corporation Employee Stock Purchase and Bonus Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

(c)      Reports on Form 8-K dated April 10, 2000 and April 21, 2000.

(d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 17, 2000 under
         Section 12(b) of the Securities Exchange Act of 1934.


     Each document or report subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law. Article VII of Markel Corporation's Articles of Incorporation provides for mandatory indemnification of any director or officer against all liabilities and reasonable expenses incurred in any proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of criminal law.

     The Company maintains a standard policy of officers' and directors' liability insurance.

Item 8.  Exhibits
         --------

         See Index to Exhibits.

Item 9.  Undertakings
         ------------

     The undersigned registrant hereby undertakes or acknowledges:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on May 30, 2000.

                               MARKEL CORPORATION
                                   Registrant


                              By: /s/ Darrell D. Martin
                                 -------------------------------------------
                                 Darrell D. Martin, Executive Vice President
                                 and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Alan I. Kirshner                       *Date May 30, 2000
-------------------------------------------
Alan I. Kirshner, Chief Executive Officer,
Director


/s/ Darrell D. Martin                      *Date May 30, 2000
-------------------------------------------
Darrell D. Martin, Chief Financial Officer,
Director (Principal Financial Officer)


/s/ Steven A. Markel                       *Date May 30, 2000
-------------------------------------------
Steven A. Markel, Director


/s/ Anthony F. Markel                      *Date May 30, 2000
-------------------------------------------
Anthony F. Markel, Director


/s/ Nigel H. J. Rogers                     *Date May 30, 2000
-------------------------------------------
Nigel H. J. Rogers, Director


/s/ Thomas S. Gayner                       *Date May 30, 2000
-------------------------------------------
Thomas S. Gayner, Director


/s/ John J. Byrne                          *Date May 30, 2000
-------------------------------------------
John J. Byrne, Director


/s/ Mark J. Byrne                          *Date May 30, 2000
-------------------------------------------
Mark J. Byrne, Director


/s/ Leslie A. Grandis                      *Date May 30, 2000
-------------------------------------------
Leslie A. Grandis, Director


/s/ Stewart M. Kasen                       *Date May 30, 2000
-------------------------------------------
Stewart M. Kasen, Director


/s/ Gary L. Markel                         *Date May 30, 2000
-------------------------------------------
Gary L. Markel, Director



* Pursuant to Power of Attorney

                                Index to Exhibits



The  following  exhibits  are  filed  herewith  as  part  of  this  Registration
Statement:


Exhibit
No.
-------
3.1 Articles of Incorporation, as amended*

3.2 Bylaws, as amended**

23 Consent of Independent Auditors

24 Power of Attorney





* Incorporated by reference from Exhibit 3.1 of Registrant's Report on Form 10-Q for the quarter ended March 31, 2000

** Incorporated by reference from Exhibit 4.2 to S-4 Registration Statement No. 333-88609, dated October 7, 1999